Exhibit 99.1

Cooper Industries
P.O. Box 4446
Houston, Texas 77210-4446

News Release

For Immediate Release

For information contact:
Dan Swenson
Vice President, Investor Relations
Cooper Industries
713-209-8484
dan.swenson@cooperindustries.com

Cooper Industries Reports Core Revenue Up 13%, EPS From
Continuing Operations Up 20%

Dublin, Ireland, July 21, 2011 – Cooper Industries plc (NYSE: CBE) today reported income from continuing operations of $161 million for the second quarter of fiscal year 2011, an increase of $26 million, or 19%, from $135 million in the same period last year. Earnings per share from continuing operations improved $0.16 per share, or 20%, to $0.96 compared to earnings per share from continuing operations of $0.80 for the same period a year ago. The second quarter 2010 results exclude a non-cash after-tax charge of $93.7 million, or $0.55 per share, related to the formation of the Apex Tool Group joint venture with Danaher Corporation.

Total revenue, excluding Tools, increased $197 million, or 16.8%, to $1.37 billion for the second quarter of 2011 from revenues of $1.17 billion in the second quarter of the prior year. Core revenue growth was 12.7%, excluding Tools. Currency translation increased reported revenues by 2.5% and acquisitions added 1.6% compared to the prior year. Total Electrical operating profit margin improved to 16.6% for the second quarter of 2011 from 15.9% in the same period last year.

“With continued momentum in our utility and industrial businesses Cooper Industries was able to generate significant growth in revenue and earnings. Our businesses selling into key growth markets such as industrial, electrical utilities, and oil & gas, along with our energy efficient lighting applications, have realized significant customer demand, more than offsetting the continued weak demand in both non-residential and residential construction markets,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian. “Additionally, we realized our highest Electrical operating profit margin since the peak of 17.2% in the 2nd quarter of 2008 when revenues were 10% higher. The focus on operational efficiency, new products and global growth allowed us to continue to expand margins and profitability.”

During the first six months of 2011 Cooper reported free cash flow of $191.7 million, excluding the $250 million asbestos trust settlement payment. The company’s total debt net of cash as of June 30 was $529.8 million, which resulted in a 12.5% net debt to capitalization ratio. “We continue to generate strong cash flow, and used that cash during the second quarter to fund the previously announced asbestos trust and continued to make significant organic growth investments such as capital expenditures, research and development, and sales and marketing. Cooper has a strong balance sheet and will continue to allocate capital to organic growth, acquisitions, and return cash to shareholders through share repurchases and dividends,” said Hachigian.

Segment Results
Energy & Safety Solutions segment revenues for the second quarter of 2011 increased 22.2% to $751.1 million, compared with $614.4 million in the second quarter 2010. Core revenues were 15.4% higher than the comparable prior year period, with currency translation increasing reported revenues 3.9% and acquisitions adding 2.9%. Core revenue growth was primarily related to continued strong demand for utility products and improving industrial and energy markets.

Segment operating earnings were $133.5 million, an increase of 28.7% from the $103.7 million in the prior year’s second quarter. Segment operating margin increased 90 basis points to 17.8% for the second quarter 2011, compared to 16.9% for the second quarter of 2010.

Electrical Products Group segment revenues for the second quarter of 2011 increased 10.8% to $617.8 million, compared with $557.6 million in the second quarter 2010. Core revenues were 9.6% higher than prior year, with currency translation increasing reported results 1.0% and acquisitions adding 0.2%. Core revenue growth was driven primarily by demand for energy efficiency products and broad industrial demand.

Segment operating earnings were $93.1 million, an increase of 12.7% from the $82.6 million reported in the prior year’s second quarter. Segment operating margin increased 30 basis points to 15.1% for the second quarter of 2011, compared to 14.8% for the second quarter of 2010.

Tools Joint Venture
As a result of the creation of the Apex Tool Group joint venture on July 4, 2010, the Tools business was deconsolidated beginning with the third quarter 2010. Equity income from the Apex Tool Group joint venture of $14.4 million is included in operating earnings in the second quarter 2011, compared to Tools segment reported operating earnings of $21.1 million in the second quarter of 2010.

Outlook
“We remain committed to delivering a balance of growth, margin expansion and cash generation. We are tightening our 2011 forecasted earnings per share from continuing operations to $3.80 to $3.90 from $3.75 to $3.90, including Tools equity income. This guidance now assumes full-year revenue growth of 10 to 13 percent, excluding Tools segment revenue from 2010. For the third quarter of 2011 we expect earnings per share of $.98 to $1.03 on a tax rate of 16 to 18 percent and revenue growth of 9 to 12 percent compared to the third quarter of 2010,” said Hachigian.

About Cooper Industries
Cooper Industries plc (NYSE: CBE) is a global electrical products manufacturer with 2010 revenues of $5.1 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has seven operating divisions with leading market positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2010 fifty-nine percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2011 and 2010 second quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding future revenues, costs and expenses, earnings, earnings per share, margins, cash flows, dividends and capital expenditures. Important factors which may affect the actual results include, but are not limited to, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the ability to develop and introduce new products, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper, the timing and amount of any stock repurchases by Cooper, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s second quarter 2011 performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 901-5218 using pass code 75728919, or over the Internet in the “Investors” section of the company website, www.cooperindustries.com. International callers should dial (617) 786-4511 and use pass code 75728919.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the “Investors” section of the Company’s website, www.cooperindustries.com.

Informational exhibits concerning the Company’s second quarter performance that may be referred to during the conference call will be available in the “Investors” section of the Company’s website, www.cooperindustries.com prior to the beginning of the call.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2011	2010
	(in millions where applicable)
Revenues	$1,368.9	$1,336.7
Cost of sales	907.1	895.0
Selling and administrative expenses	259.7	255.6
Equity in (income) of Apex Tool Group, LLC	(14.4)	—
Loss related to contribution of net assets to Tools JV	—	134.5
Restructuring charges	—	3.0

Operating earnings	216.5	48.6
Interest expense, net	17.1	11.5

Income before income taxes	199.4	37.1
Income taxes	38.0	(4.5)

Net income	$161.4	$41.6

Net Income Per Common share:
Basic	$.98	$.25
Diluted	$.96	$.25

Shares Utilized in Computation of Income Per Common Share:
Basic	165.4 million	167.8 million
Diluted	167.7 million	169.7 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2011	2010
Revenues	100.0%	100.0%
Cost of sales	66.3%	67.0%
Selling and administrative expenses	19.0%	19.1%
Operating earnings	15.8%	3.6%
Income before income taxes	14.6%	2.8%
Net income	11.8%	3.1%

CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Three Months Ended June 30
Segment Information

	Quarter Ended June 30,
	2011	2010
	(in millions)
Revenues
Energy & Safety Solutions	$751.1	$614.4
Electrical Products Group	617.8	557.6

Total Electrical Segments	$1,368.9	$1,172.0
Tools	—	164.7

Total	$1,368.9	$1,336.7

Segment Operating Earnings:
Energy & Safety Solutions	$133.5	$103.7
Electrical Products Group	93.1	82.6
Tools	—	21.1

Total Segment Operating Earnings	226.6	207.4
General Corporate Expense	24.5	21.3
Equity in (income) of Apex Tool Group, LLC	(14.4)	-
Loss related to contribution of net assets to Tools JV	—	134.5
Restructuring charges	—	3.0
Interest expense, net	17.1	11.5

Income before income taxes	$199.4	$37.1

	Quarter Ended June 30,
	2011	2010
Return on Sales:
Energy & Safety Solutions	17.8%	16.9%
Electrical Products Group	15.1%	14.8%
Total Electrical Segments	16.6%	15.9%

Impact of Unusual Items

	Income before	Income		Net Income Per
	Income Taxes	Taxes	Net Income	Common Share
				Basic	Diluted
Reported three months ended June 30, 2010	$37.1	$(4.5)	$41.6	$.25	$.25
Loss related to net assets contributed to JV	134.5	40.8	93.7	.56	.55

Excluding adjustments	$171.6	$36.3	$135.3	$.81	$.80

CONSOLIDATED RESULTS OF OPERATIONS

	Six Months Ended June 30,
	2011	2010
	(in millions where applicable)
Revenues	$2,646.6	$2,565.3
Cost of Sales	1,750.8	1,716.1
Selling and administrative expenses	510.6	500.4
Equity in (income) of Apex Tool Group, LLC	(28.9)	—
Loss related to contribution of net assets to Tools JV	—	134.5
Restructuring charges	—	6.5

Operating earnings	414.1	207.8
Interest expense, net	33.4	23.9

Income from continuing operations before income taxes	380.7	183.9
Income taxes	63.5	23.7

Income from continuing operations	317.2	160.2
Income related to discontinued operations, net of income taxes	190.3	—

Net income	$507.5	$160.2

Net Income Per Common share:
Basic:
Continuing operations	$1.92	$.96
Discontinued operations	1.15	—

Net Income	$3.07	$.96

Diluted:
Continuing operations	$1.89	$.95
Discontinued operations	1.14	—

Net Income	$3.03	$.95

Shares Utilized in Computation of Income Per Common Share:
Basic	165.2 million	167.7 million
Diluted	167.7 million	169.6 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2011	2010
Revenues	100.0%	100.0%
Cost of sales	66.2%	66.9%
Selling and administrative expenses	19.3%	19.5%
Operating earnings	15.6%	8.1%
Income from continuing operations before income taxes	14.4%	7.2%
Income from continuing operations	12.0%	6.2%

CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2011	2010
	(in millions)
Revenues:
Energy & Safety Solutions	$1,431.9	$1,184.3
Electrical Products Group	1,214.7	1,069.8

Total Electrical Segments	$2,646.6	$2,254.1
Tools	—	311.2

Total	$2,646.6	$2,565.3

Segment Operating Earnings:
Energy & Safety Solutions	$249.8	$199.8
Electrical Products Group	181.7	156.1
Tools	—	33.1

Total Segment Operating Earnings	431.5	389.0
General Corporate Expense	46.3	40.2
Equity in (income) of Apex Tool Group, LLC	(28.9)	-
Loss related to contribution of net assets to Tools JV	—	134.5
Restructuring charges	—	6.5
Interest expense, net	33.4	23.9

Income from continuing operations before income taxes	$380.7	$183.9

	Six Months Ended June 30,
	2011	2010
Return on Sales:
Energy & Safety Solutions	17.4%	16.9%
Electrical Products Group	15.0%	14.6%
Total Electrical Segments	16.3%	15.8%

Impact of Unusual Items

	Income before	Income		Net Income Per
	Income Taxes	Taxes	Net Income	Common Share
				Basic	Diluted
Reported six months ended June 30, 2010	$183.9	$23.7	$160.2	$.96	$.95
Loss related to net assets contributed to JV	134.5	40.8	93.7	.56	.55

Excluding adjustments	$318.4	$64.5	$253.9	$1.52	$1.50

CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	June 30,	December 31,
	2011	2010
	(in millions)
ASSETS
Cash and cash equivalents	$905.1	$1,035.3
Receivables, less allowances	916.1	795.9
Inventories	505.4	438.9
Current discontinued operations receivable	2.9	13.0
Other current assets	252.7	207.5

Total current assets	2,582.2	2,490.6

Property, plant and equipment, less accumulated depreciation	611.1	608.3
Investment in Apex Tool Group, LLC	533.1	511.3
Goodwill	2,401.0	2,356.5
Other intangible assets, less accumulated amortization	330.6	333.6
Long-term discontinued operations receivable	7.1	150.6
Other noncurrent assets	174.5	217.7

Total assets	$6,639.6	$6,668.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$15.8	$7.7
Accounts payable	491.9	462.6
Accrued liabilities	480.8	510.1
Current discontinued operations liability	9.4	45.4
Current maturities of long-term debt	—	0.6

Total current liabilities	997.9	1,026.4

Long-term debt	1,419.1	1,420.4
Long-term discontinued operations liability	40.5	701.7
Other long-term liabilities	473.6	314.0

Total liabilities	2,931.1	3,462.5

Common stock, $.01 par value	1.7	1.7
Retained earnings	4,154.5	3,658.7
Treasury stock	(329.1)	(288.6)
Accumulated other nonowner changes in equity	(118.6)	(165.7)

Total shareholders’ equity	3,708.5	3,206.1

Total liabilities and shareholders’ equity	$6,639.6	$6,668.6

CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Six Months Ended
	June 30,
	2011	2010
	(in millions)
Cash flows from operating activities:
Net income	$507.5	$160.2
Adjust: (Income) related to discontinued operations	(190.3)	—

Income from continuing operations	317.2	160.2
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	63.6	74.0
Deferred income taxes	31.1	(34.8)
Excess tax benefits from stock options and awards	(10.6)	(4.6)
Loss related to contribution of net assets to tools JV	—	134.5
Distribution of earnings from Apex Tool Group, LLC	12.3	-
Equity in (income) of Apex Tool Group, LLC	(28.9)	-
Restructuring charges	—	6.5
Changes in assets and liabilities(1)
Receivables	(102.9)	(109.2)
Inventories	(57.6)	(40.2)
Accounts payable and accrued liabilities	(0.7)	62.7
Discontinued operations assets and liabilities, net	(247.7)	(1.2)
Other assets and liabilities, net	2.2	3.9

Net cash provided by (used in) operating activities	(22.0)	251.8

Cash flows from investing activities:
Capital expenditures	(49.0)	(30.2)
Cash paid for acquired businesses	(9.8)	(20.6)
Proceeds from sales of property, plant and equipment and other	12.7	0.9

Net cash used in investing activities	(46.1)	(49.9)

Cash flows from financing activities:
Short-term debt, net	5.2	0.7
Debt issuance costs	(1.0)	—
Dividends	(93.0)	(87.0)
Purchases of treasury shares	(40.5)	(91.4)
Excess tax benefits from stock options and awards	10.6	4.6
Proceeds from exercise of stock options and other	48.5	30.7

Net cash used in financing activities	(70.2)	(142.4)

Effect of exchange rate changes on cash and cash equivalents	8.1	(9.1)

Increase (decrease) in cash and cash equivalents	(130.2)	50.4
Cash and cash equivalents, beginning of period	1,035.3	381.6

Cash and cash equivalents, end of period	$905.1	$432.0

(1) Net of the effects of translation and acquisitions

RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	June 30,	December 31,
	2011	2010
	(in millions where applicable)
Short-term debt	$15.8	$7.7
Current maturities of long-term debt	—	0.6
Long-term debt	1,419.1	1,420.4

Total debt	1,434.9	1,428.7
Total shareholders’ equity	3,708.5	3,206.1

Total capitalization	$5,143.4	$4,634.8

Total debt-to-total-capitalization ratio	27.9%	30.8%
Total debt	$1,434.9	$1,428.7
Less: Cash and cash equivalents	905.1	1,035.3

Net debt	$529.8	$393.4

Total capitalization	$5,143.4	$4,634.8
Less: Cash and cash equivalents	905.1	1,035.3

Total capitalization net of cash	$4,238.3	$3,599.5

Net debt-to-total-capitalization ratio	12.5%	10.9%

Free Cash Flow Reconciliation

	Six Months Ended June 30,
	2011	2010
	(in millions)
Net cash provided by (used in) operating activities	$(22.0)	$251.8
Less capital expenditures	(49.0)	(30.2)
Add proceeds from sales of property, plant and	12.7	0.9
equipment and other
Add asbestos trust settlement funding	250.0	—

Free cash flow	$191.7	$222.5

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